UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 3, 2004

Encore Medical Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26538	65-0572565
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9800 Metric Blvd., Austin, TX		78758
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(512) 832-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On September 3, 2004, Encore Medical Corporation, a Delaware corporation (the "Company"), BioHorizons Implant Systems, Inc. ("BioHorizons"), Encore Medical Sub, Inc. (the "Merger Sub"), the certain stockholders of BioHorizons and the BioHorizons stockholders’ representative, James R. Pratt, III (collectively, the "Parties") entered into a Termination Agreement (the "Termination Agreement") whereby the Parties mutually agreed to terminate that certain Agreement and Plan of Merger entered into May 17, 2004, among the Parties and that certain First Amendment to Agreement and Plan of Merger entered into July 16, 2004 among the Parties (together, the "Merger Agreement").

Item 1.02. Termination of a Material Definitive Agreement.

On September 3, 2004, the Parties terminated the Merger Agreement by mutual consent pursuant to Section 10.1(c) of the Merger Agreement by entering into the Termination Agreement. There is no penalty on either party for terminating the Merger Agreement pursuant to its Section 10.1(c). The Merger Agreement had provided for the merger of the Merger Sub with and into BioHorizons, with BioHorizons surviving as a wholly owned subsidiary of the Company (the "Merger"). The Company was to have paid to the stockholders of BioHorizons as consideration for the Merger a total of up to $5.2 million in cash and approximately 2.6 million shares of the Company's common stock, representing a total acquisition value (based on the value of the Company's common stock at the time the Merger Agreement was executed) of approximately $26 million. There were also up to $10 million in future milestone payments that could have be earned by, and paid to, the stockholders of BioHorizons, based on the performance of the acquired company through the year 2007.

Under the terms of the Merger Agreement, the Merger Agreement could be terminated by mutual consent or by either of the parties if the closing did not occur on or before September 1, 2004. As the closing of the Merger was not consummated by September 1, 2004, the parties have mutually agreed to termination of the Merger Agreement and mutual releases in connection with the Merger.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 Press Release, dated September 3, 2004, announcing the termination of the Merger Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encore Medical Corporation (Registrant)

September 9, 2004	By:	Harry L. Zimmerman

Name: Harry L. Zimmerman
Title: Executive Vice President -- General Counsel

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Exhibit Index

Exhibit No.	Description

EX-99	Press Release, dated September 3, 2004, announcing the termination of the Merger Agreement.